UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 21, 2008
EMAGEON INC.
(Exact name of registrant as specified in charter)

Delaware	0-51149	63-1240138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Corporate Drive, Suite 200, Birmingham, Alabama	35242

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(205) 980-9222

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b) and (c) Departure and Appointment of Chief Financial Officer and Treasurer
     On February 21, 2008, Emageon Inc. (the “Company”) announced that John W. Wilhoite has been appointed Chief Financial Officer and Treasurer of the Company, effective as of March 31, 2008. Mr. Wilhoite will succeed W. Randall Pittman, who has been the Company’s Chief Financial Officer and Treasurer since November 2002, and will, by agreement with the Company, resign those positions effective as of March 31, 2008. The Company and Mr. Pittman agreed to the termination of Mr. Pittman’s employment with the Company so that Mr. Pittman may pursue other opportunities outside of Emageon's business sector.
     Mr. Wilhoite, age 56, has served as the Vice President of Finance and Controller of the Company since March 2006, and also as Secretary of the Company in 2007 and 2008. From March 2005 to March 2006, Mr. Wilhoite served as Chief Financial Officer of Telairity Semiconductor Corp., a manufacturer of video processing solutions for broadcast and professional video applications, and from August 2004 to January 2005, he served as the Chief Financial Officer of ComFrame Software Corporation, a software consultant and developer. He served as Vice President of Finance and Chief Financial Officer of Integrated Defense Technologies, Inc., a developer and provider of advanced electronics and technology products to the defense and intelligence industries, from April 2001 to January 2004. Before joining Integrated Defense Technologies in April 2001, Mr. Wilhoite held various management and executive management positions (including Executive Vice President and Chief Financial Officer) with Intergraph Corporation, a technical solutions and systems integration services company, and Mr. Wilhoite also spent twelve years in public accounting with Price Waterhouse & Co. (now PricewaterhouseCoopers LLP). Mr. Wilhoite holds a bachelor’s degree from the University of Tennessee.
     The Company’s related press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.
(e) Material Compensatory Plan, Contract or Arrangement
     On February 20, 2008, the Company and Mr. Pittman entered into a Severance Agreement and General Release (the “Severance Agreement”) with respect to the termination of Mr. Pittman’s employment, which agreement sets forth, among other things, certain benefits to be paid to Mr. Pittman. Under the Severance Agreement, Mr. Pittman is entitled to receive all base salary accrued through the effective date of his termination (less all applicable statutory withholdings and deductions), and will receive the benefits provided for under the terms of his employment agreement with the Company in the event of a termination without “cause.” Under the Severance Agreement, Mr. Pittman has also agreed to a general release of the Company for all claims through the date of the agreement, and the Company has agreed to release Mr. Pittman from all claims based on Mr. Pittman’s employment with the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.

Exhibit No.	Description

99.1	Press Release of Emageon Inc. dated February 21, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGEON INC. (Registrant)
By:	/s/ W. Randall Pittman
W. Randall Pittman
Chief Financial Officer and Treasurer

Date: February 21, 2008